January 29, 2013

First Bancorp

341 North Main Street

Troy, North Carolina 27371

Re:	First Bancorp Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Bancorp, a North Carolina corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time of the following securities by the selling securityholders identified in the Registration Statement: (i) 2,656,294 shares of the Company’s common stock, no par value (the “Common Stock”); (ii) 728,706 shares of the Company’s Series C Convertible Perpetual Preferred Stock, no par value (the “Series C Preferred Stock”); and 728,706 shares of the Company’s common stock, no par value issuable upon conversion of the Series C Preferred Stock, (the “Underlying Common Stock” and together with the Common Stock and the Series C Preferred Stock, the “Securities”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the articles of incorporation and bylaws of the Company, each as amended and/or restated to date (collectively, the “Charter Documents”), minutes of applicable meetings, or applicable actions by written consent in lieu of meeting, of the board of directors of the Company, and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinions set forth below. As to all questions of fact material to the opinions expressed below that have not been independently established, we have relied, without investigation or analysis of the underlying data, upon certificates or comparable data and statements of public officials and representatives of the Company

We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies; and (v) the truth, actuary and completeness of the information, statements, representations and warrants contained in the records, documents, instruments and certificates we have reviewed.

Robinson Bradshaw & Hinson, P.A. ■ Attorneys at Law ■ 101 North Tryon Street, Suite 1900 ■ Charlotte, NC 28246 ■ 704.377.2536

Charlotte ■ Research Triangle ■ Rock Hill

First Bancorp

January 29, 2013

Based upon the foregoing and subject to the conditions set forth herein, it is our opinion that:

(1)           The Securities have been duly authorized.

(2)           The Common Stock and Series C Preferred Stock are validly issued, fully paid and non-assessable.

(3)           The Underlying Common Stock, if and when issued upon conversion of the Series C Preferred Stock in accordance with the Charter Documents, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of North Carolina, as currently in effect, and we express no opinion with respect to the laws of any other state or jurisdiction (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Securities). In addition, the opinions expressed herein are conditioned upon the Registration Statement becoming effective under the Securities Act, and the Company’s Charter Documents not being further amended prior to the sale of any of the Securities. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,
Robinson Bradshaw & Hinson, P.A.

/s/ robinson Bradshaw & Hinson, P.A.